EXHIBIT 21
SUBSIDIARIES OF AMETEK, INC.

		Percentage of voting
Name of Subsidiary and name	State or other jurisdiction of	securities owned by its
under which it does business	incorporation or organization	immediate parent*
Advanced Measurement Technology, Inc.	Delaware	100%
AMETEK (Bermuda), Ltd.	Bermuda	100%
AMETEK (Canada), Ltd.	Canada	100%
AMETEK IMTSA, S.A. de C.V.	Mexico	100%
(In Liquidation)
AMETEK Lamb Motores de Mexico, S.A. de C.V.	Mexico	100%
AMETEK Mexicana, S.A.	Mexico	100%
(In Liquidation)
AMETEK Motors Holding, Inc.	Delaware	100%
AMETEK Receivables Cop.	Delaware	100%
AMETEK Thermal Systems, Inc.	Delaware	100%
Chandler Instruments Company, L.L.C.	Texas	100%
Grabner Instruments Messtechnik GmbH	Austria	100%
Petrolab, L.L.C.	Delaware	100%
Controls Holding Corporation	Delaware	100%
Patriot Sensors & Controls Corporation	Delaware	100%
Nihon Drexelbrook KK	Japan	100%
EDAX Inc.	Delaware	100%
EDAX Japan K.K	Japan	100%
EDAX B.V	Netherlands	100%
EMA Corp.	Delaware	100%
Amekai (BVI), Ltd.	British Virgin Islands	50%
AMETEK Do Brasil Ltda.	Brazil	100%
AMETEK Motors Hong Kong Ltd.	Hong Kong	100%
AMETEK Holdings B.V	Netherlands	100%
AMETEK Denmark A/S	Denmark	100%
AMETEK Elektomotory s.r.o	Czech Republic	100%
AMETEK Italia S.r.l	Italy	100%
AMETEK Stepper Motors Europe Srl	Italy	100%
AMETEK Singapore Private Ltd.	Singapore	100%
Amekai Singapore Private Ltd.	Singapore	50%
Amekai Meter (Xiamen) Co., Ltd.	China	100%
AmeKai Taiwan Co., Ltd.	Taiwan	50%
AMETEK Motors Asia Private Ltd.	Singapore	100%
AMETEK Motors (Shanghai) Co., Ltd.	China	100%
AMETEK Land, Inc.	Delaware	100%
AMETEK Pittman, Inc.	Delaware	100%
AMETEK Precitech, Inc.	Delaware	100%
AMETEK SAI Holdings, Inc.	Delaware	100%
Southern Aero Partners, Inc.	Oklahoma	100%
EMA Holdings UK Limited	England	100%
Airtechnology Holdings Limited	England	100%
Airtechnology Group Limited	England	100%
Aircontrol Technologies Limited	England	100%
Airscrew Limited	England	100%
Airtechnology Pension Trustees Ltd.	England	100%

		Percentage of voting
Name of Subsidiary and name	State or other jurisdiction of	securities owned by its
under which it does business	incorporation or organization	immediate parent*
AMETEK Holdings (UK) Ltd.	England	100%
Lloyd Instruments Ltd.	England	100%
AMETEK SAS	France	79.62%
Solartron France SARL	France	100%
Solartron Instruments Ltd.	England	100%
(In Liquidation)
OOO “AMETEK”	Russia	99%
AMETEK Precision Instruments (UK) Ltd.	England	100%
Land Instruments International Ltd.	England	100%
Land Instruments GmbH	Germany	100%
Land Instruments S.r.l	Italy	100%
Land Instruments SARL	France	100%
Land Instruments Sp zo.o	Poland	100%
Land Instruments Ltd.	Japan	100%
TH Acquisition Company Limited	England
Taylor Hobson Holdings Limited	England	100%
Taylor Hobson Overseas Limited	England	100%
AMETEK GmbH	Germany	62%
AMETEK S.r.l	Italy	100%
Taylor Hobson K Inc.	South Korea	100%
Taylor Hobson KK	Japan	100%
Taylor Hobson Limited	England	100%
Solartron Metrology Ltd.	England	100%
Solartron Deutschland GmbH	Germany	100%
Solartron Metrology 2001 Ltd.	England	100%
(In Liquidation)
Taylor Hobson, Inc.	Delaware	100%
Taylor Hobson Trustees Limited	England	100%
SPECTRO Betelligungs GmbH	Germany	100%
SPECTRO Analytical Instruments
(Asia-Pacific) Ltd.	Hong Kong	100%
SPECTRO Analytical Instruments GmbH	Germany	100%
SPECTRO Analytical Instruments GmbH & Co. KG	Germany	99%
SPECTRO Analytical Instruments, Inc.	Delaware	100%
SPECTRO Analytical Instruments (Pty). Ltd.	South Africa	100%
SPECTRO Analytical UK Limited	England	100%
SPECTRO BioNova GmbH (Dormant)	Germany	100%
(In Liquidation)
HCC Industries, Inc.	Delaware	100%
AMETEK Ceramics, Inc.	Delaware	100%
Glasseal Products, Inc.	New Jersey	100%
Sealtron Acquisition Corp.	Delaware	100%
Sealtron, Inc.	Delaware	100%
HCC Aegis, Inc.	Delaware	100%
HCC Industries International	California	100%
HCC Machining Co., Inc.	Delaware	100%
Hermetic Seal Corporation	Delaware	100%
Norfolk Avon Realty Trust	Massachusetts	100%
(Dormant)

NCC Holdings, Inc.	Delaware	100%
AMETEK National Controls Corporation	Delaware	100%
Prestolite Asia Ltd.	Korea	50%
Rotron Incorporated	New York	100%
Seiko EG&G Co. Ltd.	Japan	49%

		Percentage of voting
Name of Subsidiary and name	State or other jurisdiction of	securities owned by its
under which it does business	incorporation or organization	immediate parent*
Solidstate Controls, Inc.	Delaware	100%
HDR Power Systems, Inc.	Delaware	100%
Solidstate Controls, Inc. de Argentina S.R.L	Argentina	99.9%
Solidstate Controls Mexico, S.A. de C.V.	Mexico	99.9%

*	Exclusive of directors’ qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.